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                                                                EXHIBIT 23(i)(2)

                  FORM OF OPINION OF KATTEN MUCHIN ROSENMAN LLP








______________ ___, 2005


The Drake Funds Trust
660 Madison Avenue
16th Floor
New York, New York 10021

Re:  The Drake Funds Trust - Drake Global Bond Fund (Unhedged).

Dear Ladies and Gentlemen:

     We have acted as counsel for The Drake Funds Trust, a Delaware statutory trust (the "Trust"), in connection with the Trust's filing on October [ ], 2005 with the Securities and Exchange Comission (the "Commission") of its Post-Effective Amendment No. [1] to the Registration Statement (No. 333-119650) on Form N-1A (as amended, the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") and Amendment No. [4] to the Registration Statement (No. 811-21651) under the Investment Company Act of 1940 (the "1940 Act"), relating to the issuance and sale by the Trust of an indefinite number of authorized Drake Class and Administrative Class shares of beneficial interest (the "Shares") of the Drake Global Bond Fund (Unhedged), a separate series of the Trust (the "Fund").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust's Declaration of Trust, as amended to date, (c) the Trust's By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Fund; (e) the pertinent provisions of the constitution and laws of the State of Delaware; and (f) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and

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The Drake Funds Trust
___________ ___, 2005
Page 2


the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when it is made effective by the Commission or otherwise pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

     This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This letter expresses our opinion as to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the State of Delaware or to federal securities or other laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement under the captions "Other Service Providers - Legal Counsel" and "Summary of Service Providers" in the prospectus that is a part thereof and under the caption "Legal Counsel" in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                                Very truly yours,